Exhibit 16.1



December 4, 2006



Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read BAB, Inc.'s statements included under Item 4.01 of its Form 8-K filed on December 4, 2006, and we agree with such statements concerning our firm.

/s/ ALTSCHULER, MELVOIN AND GLASSER LLP